Exhibit 99.1

NextNRG Announces Pricing of a $6.4 Million Private Placement of Common Stock with a New Fundamental Institutional Investor

MIAMI, FL, May 26, 2026 — NextNRG, Inc. (NASDAQ: NXXT) (the “Company” or “NextNRG), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered, today announced that it has entered into a securities purchase agreement (the “Purchase Agreement”) with a single new fundamental institutional investor for the purchase and sale of 10,000,000 shares of its common stock in a private placement. The gross proceeds from the offering are expected to be approximately $6.4 million, before deducting placement agent fees and other estimated offering expenses.

The closing of the offering is expected to occur on or about May 27, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering to support continued growth across its operating segments, strengthen working capital, accelerate strategic expansion initiatives, and eliminate outstanding convertible debt.

“This is a meaningful milestone for NextNRG and I believe is a reflection of the progress we’ve made. We view this investment from a global institutional investor is a strong signal that sophisticated capital is paying attention to what we’re building. We’re strengthening our financial foundation, accelerating growth across our platform, and staying focused on the opportunity ahead.”

— Michael D. Farkas, Founder and Chief Executive Officer, NextNRG.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

The offer and sale of the foregoing securities is being made in reliance on an exemption from the registration requirement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and applicable state securities laws, and the securities have not been and will not initially be registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of the Purchase Agreement entered into with the investor, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock sold in the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About NextNRG, Inc.

NextNRG Inc. (Nasdaq: NXXT) is Powering What’s Next by integrating artificial intelligence (“AI”) and machine learning (“ML”) into utility infrastructure, battery storage, wireless EV in-motion charging, renewable energy and mobile fuel delivery, to create a unified platform for modern energy management.

At the core of its strategy is the Next Utility Operating System®, which uses AI to optimize both new and existing infrastructure across microgrids, utilities, and fleet operations. NextNRG’s smart microgrids serve commercial, healthcare, educational, tribal, and government sites delivering cost savings, reliability, and decarbonization. The Company also operates one of the nation’s largest on-demand fueling fleets and is advancing wireless charging to support fleet electrification.

To learn more, visit www.nextnrg.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Any statements describing NextNRG’s goals, expectations, financial or other projections, intentions, beliefs, and statements regarding the anticipated closing of the offering, the expected gross proceeds, the intended use of proceeds, the satisfaction of closing conditions, the anticipated filing of a resale registration statement, that the investment is a meaningful milestone and a reflection of the progress it has made, and that it is strengthening its financial foundation, accelerating growth across its platform, and staying focused on the opportunity ahead, are forward-looking statements and should be considered at-risk statements. Words such as “expect,” “intends,” “will,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the SEC from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Contacts:

Investor Relations Contact:

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com

Media Contact:

HCM for NextNRG

nextnrg@hannahcranstonmedia.com